Delaware Group Global and
International Funds
N-SAR

Exhibit List


Exhibit		Reference

77.DPolicies with respect to
security investments for Delaware Emerging
Markets Portfolio incorporated into this filing by reference to two 497(e) filings which occurred August 21, 2006 (SEC
Accession Nos. 0000875610-06-000008 and
0000875610-06-000009) and a 497(e) filing
which occurred on September 11, 2006
(SEC Accession No. 0000875610-06-
000010).